UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  December 27, 2011

AMR CORPORATION
(Exact name of registrant as specified in its charter)

          Delaware                                 1-8400                                  75-1825172
(State of Incorporation)  ( Commission File Number)   (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                     (Zip Code)

                     (817) 963-1234
                                                                                          (Registrant's telephone number)

           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2011, AMR Corporation (“AMR”) received written notification from the New York Stock Exchange (“NYSE”) that the average closing price of AMR's common stock fell below the NYSE's continued listing minimum share price standard of $1.00 over a consecutive 30-trading-day period as of December 27, 2011.  This condition subjected AMR's common stock (ticker symbol AMR), 7.875% Public Income Notes (PINES) due 2039 (ticker symbol AAR), and 9.00% Debentures due 2016 (ticker symbol AMR 16) to the NYSE's suspension and delisting procedures.  The NYSE expects that trading in AMR’s securities will be suspended prior to the opening of the market on Thursday, January 5, 2012.

AMR has informed the NYSE that, due to its recent Chapter 11 filing, it is not able to affirm an intent to cure the aforementioned share price deficiency and, accordingly, does not oppose the suspension and delisting from trading on the NYSE of its securities.  AMR expects its securities to be delisted from the NYSE upon approval by the Securities and Exchange Commission.

Item 8.01.                      Other Events

On December 29, 2011 AMR issued a press release that announced the matters addressed in Item 3.01 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statement and Exhibits

Exhibit Number	Description
99.1	Press release dated December 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 29, 2011

EXHIBIT INDEX

Exhibit 99.1	Description Press release dated December 29, 2011.